Exhibit 99.1 Fourth Quarter 2018 Financial and operating results for the period ended December 31, 2018 February 13, 2019 Unless otherwise specified, comparisons in this presentation are between 4Q17 and 4Q18. CNO Financial Group | 2017 Investor Day | June 5, 2017 1

Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on February 12, 2019, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 2

Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses) from sales and impairments, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 3

CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 4

2018 Year in Review • Growth initiatives gaining traction • Accelerated new product launches Strong • Bankers Life initiatives drove producing agent growth of 4% Operational • BD/RIA client assets over $1.1 billion • Bankers Life annuity collected premiums up 13% Performance • Record production from Washington National • Improved sales and advertising results at Colonial Penn • LTC transaction completed – ceded $2.7 billion of Building on legacy comprehensive/nursing home reserves • Received investment grade rating from Moody’s; on Track Record of positive outlook with S&P and Fitch Execution • Returned $166 million to shareholders; $57 million in 4th quarter CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 5

Growth Scorecard ($ millions)

All Growth Scorecard metrics positive compared to same quarter 2017

Drive Growth

Expand to the Right

	2017		2018					% Change	
	4Q	TY	1Q	2Q	3Q	4Q	TY	Q/Q	Y/Y
***New Annualized Premium*[1]**									
Life Insurance	$33.6	$145.4	$36.9	$36.9	$37.4	$36.3	$147.5	8.0%	1.4%
Health Insurance	51.8	187.2	41.2	44.9	44.3	53.3	183.7	2.9%	-1.9%
Total Life & Health Insurance	$85.4	$332.6	$78.1	$81.8	$81.7	$89.6	$331.2	4.9%	-0.4%
Collected Premiums									
Bankers Life	$651.1	$2,518.1	$627.0	$653.4	$635.7	$732.1	$2,648.2	12.4%	5.2%
Washington National	168.6	673.4	176.2	172.8	167.5	176.3	692.8	4.6%	2.9%
Colonial Penn	72.0	291.6	75.3	73.8	74.0	75.2	298.3	4.4%	2.3%
Sub-total	891.7	3,483.1	878.5	900.0	877.2	983.6	3,639.3	10.3%	4.5%
LTC in run-off	49.2	205.2	49.6	47.6	44.9	3.7	145.8	-92.5%	-28.9%
Total CNO	$940.9	$3,688.3	$928.1	$947.6	$922.1	$987.3	$3,785.1	4.9%	2.6%
Annuity Collected Premiums									
Bankers Life	$272.3	$1,030.6	$251.4	$287.0	$270.5	$354.3	$1,163.2	30.1%	12.9%
***Client Assets in Brokerage and Advisory*[2]**									
Bankers Life	$1,002.6	$1,002.6	$1,025.8	$1,081.7	$1,178.2	$1,104.9	$1,104.9	10.2%	10.2%
***Fee Revenue*[3]**									
Bankers Life	$8.5	$42.2	$19.0	$10.0	$10.2	$10.4	$49.6	22.4%	17.5%

1 Measured as 100% of new term life and health annualized premiums and 10% of single premium whole life deposits.
2 Client assets include cash and securities in brokerage and managed advisory accounts.
3 Fee revenue for 2017 periods revised to reflect the revenue recognition accounting policy that went into effect January 1, 2018.

CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 6

Segment Update Key Initiatives Fourth Quarter Results • Total collected premiums up 12% • Annuity first year collected premiums up 30% Reinvigorate growth • Health NAP up 1%; Life NAP down 10% • Med Advantage issued polices up 34% • More than $1.1 billion of total client assets at BD/RIA Expand to the Right • Financial Advisor count up 20%; 13% of agent force dually licensed • Average annuity sale up 10% • Quarterly producing agent count up 4% Reshape the agent force • Positive impact from agent force initiatives and optimize productivity • Improved productivity: Producing agents up 4% while first year collected premium up 24% CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 7

Segment Update Key Initiatives Fourth Quarter Results • Life/Health NAP up 11% Maintain growth momentum • Total collected premiums up 5% • Quarterly producing agents up 6% • $1.5 million in sales from geographic Expand geographically expansion; full-year sales of $4.7 million • Life sales up 78%; now 10% of overall sales Enhance product portfolio • Short-term care pilot expanding • Successful Hospital Indemnity product roll-out • Worksite sales up 38%, record 2018 production Advance worksite capabilities • Worksite comprises over 40% of overall sales CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 8

Segment Update Key Initiatives Fourth Quarter Results • NAP up 17% Continue sales growth • Total collected premiums up 4% Expand web/digital • Web/digital NAP up 28%; 16% of 2018 sales • Strong results from investments in lead sales capabilities generation expansion • Technology enhancements driving productivity Improve sales productivity gains and efficiency • Improvements in website/user experience boosting conversion Enhance product portfolio • Pilot launches planned in 2019/2020 CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 9

Excess Capital Allocation Strategy Disciplined and opportunistic 100% deployment to highest and best use Organic investments to sustain and grow the core businesses Opportunistic Deployment - Highly selective M&A to expand product offerings or enhance distribution - Share repurchases Dividend payout ratio targeted at 20-25% Average external capital deployment of $305 million annually from 2016-2018 Average external capital deployment1 of $305 million annually from 2016-2018 CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 1 Includes dividends, share repurchases, and funding LTC 10 reinsurance transaction

Financial Highlights ($ millions, except where noted)

Fourth Quarter 2018

- Net income per diluted share of $0.17
- Net operating income per diluted share[1] of $0.36
  - Excluding significant items, net operating income per diluted share[1] was $0.45
- Operating ROE[1] excluding significant items of 10.3%
- Holding company cash and investments of $220 million
  - Opportunistically repurchased $40 million of common stock
- Estimated consolidated RBC ratio of 393%
  - 27 point decrease due to NAIC required capital formula changes primarily related to tax reform, as expected
  - 23 point decrease due to market volatility
  - Significant recovery in January 2019

Financial Results



4Q17
4Q18
$0.51
$0.47
$0.36
$0.45
Net Operating Income Per Share¹
Net Operating Income Per Share Excluding Significant Items¹

	4Q17	4Q18
Net Operating Income[1]	$85.8	$59.8
Net Operating Income Excl. Significant Items[1]	$79.4	$74.9
Weighted Average Shares Outstanding (in millions)	167.4[2]	165.9

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. 2 Equivalent common shares of 2.8 million were not included in the diluted weighted average shares outstanding due to net loss recognized in 4Q17.

CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 11

1 Segment Results ($ millions) Segment Adjusted EBIT Excluding Significant Items2 4Q17 1Q18 2Q18 3Q18 4Q18 Segment Highlights $94.4 • Bankers Life results reflect lower $88.6 $90.7 $81.1 Bankers Life $76.7 Medicare supplement margins • Washington National results reflect Washington higher Supplemental health margins $34.3 National $24.7 $25.4 $30.3 $29.7 • Colonial Penn results reflect higher Colonial $5.9 $5.4 $6.1 $4.8 advertising spend to drive growth Penn ($0.4) − Expect $12-$20 million of EBIT in 2019 with a loss of $1-$3 million in Segments first quarter 2019 Sub-total $119.2 $110.6 $121.5 $130.8 $115.6 • LTC in run-off results in line with expectations LTC in $10.9 $10.5 $8.5 $2.1 $0.3 run-off • Corporate results primarily reflect unfavorable investment returns Corporate ($3.3) ($15.5) ($14.0) ($11.8) ($15.3) compared to 4Q17 Total CNO $126.8 $105.6 $116.0 $121.1 $100.6 1 Results reflect changes we made to our segment reporting in 3Q18. All prior period segment disclosures have been revised to move the 2 A non-GAAP measure. See the Appendix for a reconciliation to long-term care block ceded in 3Q18 from Bankers Life segment to Long-term care in run-off segment. the corresponding GAAP measure. CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 12

Health Margins ($ millions) Bankers Life Medicare Bankers Life Long-term Care Washington National Supplement Benefit Ratio IABR1,2 Supplemental Health IABR1 $193 $193 $192 $192 $190 $156 $149 $151 $152 $152 75.6% 76.0% 73.3% 73.1% 70.7% $64 $64 $64 $64 $64 56.6% 56.6% 56.9% 54.4% 53.8% 73.3% 73.9% 76.3% 79.0% 74.7% 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 Earned Premium Earned Premium Earned Premium Reported Benefit Ratio Reported IABR Reported Benefit Ratio . Benefit ratio of 76.0%, reflecting . IABR1,2 of 74.7%, down sequentially . IABR1 of 53.8%, reflecting unfavorable claims experience and from 3Q18 continued growth and favorable lower earned premium claims experience . Full-year IABR1,2 was 76.0% . Full-year benefit ratio was 74.5% . Full-year IABR1 was 55.4% . IABR1,2 guidance of 74-79% for 2019 . Benefit ratio guidance of 73%- . IABR1 guidance of 55-58% for 77% for 2019 2019 1 Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. 2 Retained LTC business only CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 13

Bankers Life Retained Long-term Care Insurance Key Takeaways . Differentiated block of in-force business ─ 55% of policies with benefit periods one year or less ─ 94% of policies with benefit periods less than 4 years ─ 2% of policies with lifetime benefits . New sales (~$25mm annually) focused on short duration products ─ 98% of new sales for policies with 2 years or less in benefits ─ Average benefit period of 10 months ─ New business partially reinsured since 2008 . Reserve assumptions informed by historical experience ─ No morbidity improvement ─ No mortality improvement ─ Minimal future rate increases ─ Ultimate new money rate lowered to 6.00% from 6.50% . Favorable economic profile ─ 2018 Loss Recognition Testing margin of $235 million or ~13% of Net GAAP Liabilities ─ Statutory reserves ~$40 million higher than GAAP reserves ─ Total LTC is just 13% of overall CNO reserves ─ Potential adverse impact from severe stress scenarios is significantly reduced CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 14

Investment Results ($ millions) Average Invested Assets and Cash1 Quarter Highlights $24,580 $24,642 $24,823 $24,971 . Results benefiting from alternatives and $21,832 prepayment income $325.1 $329.1 $328.2 $332.0 $290.4 . Continued positive credit performance with Net Investment low levels of impairments Income . GAAP results include $27.5 million decline in market value of equity related investments. 4Q17 1Q18 2Q18 3Q18 4Q18 Significant recovery of this value in January 2019 New Money Rate 5.16% 5.36% 4.80% 4.82% 5.08% Earned Yield2: 5.43% 5.44% 5.40% 5.44% 5.40% . Statutory capital reflects $74.3 million in Pre- unrealized losses, due to equity related Pay/Call/Make- $11.7 $4.4 $3.8 $5.4 $10.9 whole Income investments, resulting in 11 point decrease Alternative in RBC. Significant recovery in January 2019 Investment $10.2 $19.9 $12.4 $16.8 $13.0 Income Impairments $4.6 - - $2.1 $0.5 1 4Q18 decrease in assets related to transfer of assets as part of LTC reinsurance transaction in 3Q18. 2 Earned Yield excludes assets held in our FHLB matchbook program. CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 15

Committed to Long-term Shareholder Value Creation Continued progress on strategic initiatives Effectively deploy excess capital Extend depth and breadth of product offerings Leverage diverse distribution channels and unique product combination Expand to the Right Enhance customer experience Growth in sales, earnings, FCF, and ROE CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 16

Questions and Answers CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 17

Appendix CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 18

Portfolio Composition (Carrying Value as of 12/31/2018) $23 billion of Invested Assets Fixed Maturity Securities by Ratings Mortgage Loans, HY Corporates, 7.2% 3.6% NAIC 3, 3.5% Non-Agency RMBS, 8.0% NAIC 4, 1.1% CMBS, 7.2% NAIC 2, 44.8% NAIC 5, 0.1% Municipals, 8.4% Govts/Agency, ABS, 6.8% 1.7% CDO, 1.4% IG Corporates, 46.5% Equities, 1.3% OIA, 3.7% NAIC 1, 50.5% Policy Loans, 0.5% Cash, 2.9% VIE, 0.6% General Approach - Positioned for stable performance across credit - Low impairments through multiple cycles cycle - Lower than average allocation to most higher risk categories – - Emphasizing move up in quality all carefully calibrated - Keen focus on performance management and - Recession stress test scenarios continually updated and results positive selection manageable CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 19

BBB Portfolio (Fair Value as of 12/31/2018) CNO has benefited from Positive BBB selection relative to Index 2 % Default/Impairments Portfolio Market1 % Downgrades 8.04% 1.02% 7.29% 0.93% 7.26% 5.55% 5.28% 4.75% 4.13% 0.49% 3.63% 3.41% 0.36% 2.73% 2.66% 2.34% 2.62% 2.15% 2.09% 1.68% 1.72% 1.09% 0.94% 0.12% 0.84% 0.11% 0.08% 0.61% 0.88% 0.07% 0.06% 0.02% 0.00% 0.05% 0.03% 0.00% 0.00% 0.00% 0.00% 0.01% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 • BBB rated securities comprise 45% of our fixed maturities • Comfortable with risk-return tradeoff − Steady proportion of BBB overall portfolio holdings over the past 10 − CNO’s annual BBB downgrade/default percentages years have generally been better than market average − BBBs historically have provided significant excess spread over A − Comparatively low loss rates in normalized and rated securities, inclusive of variation in average annual default recessionary scenarios rates − Expected losses manageable under stress − 10% downgrade2 has ~15 point RBC impact scenarios 1 Market sourced data from Moody’s CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 2 Downgrades NAIC 2 to NAIC 3 20

Broker-Dealer and Registered Investment Advisor Disclosures

($ millions)

		2017				2018			
		1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Net New Client Assets in Brokerage and Advisory [1]	Brokerage	$4.2	$10.9	$4.7	$15.2	$12.2	$3.1	$26.3	-$1.1
	Advisory	17.9	26.7	32.3	39.1	50.5	49.1	44.2	13.2
	Total	$22.1	$37.6	$37.0	$54.3	$62.7	$52.2	$70.5	$12.1
Client Assets in Brokerage and Advisory [1] ***at end of period***	Brokerage	$748.7	$771.2	$798.2	$831.3	$806.7	$813.6	$860.4	$794.1
	Advisory	63.9	92.2	127.5	171.3	219.1	268.1	317.8	310.8
	Total	$812.6	$863.4	$925.7	$1,002.6	$1,025.8	$1,081.7	$1,178.2	$1,104.9

1 Client assets include cash and securities in brokerage and managed advisory accounts. Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 21

Agent Counts Producing agent count returns to growth; 1 out of every 8 Bankers Life agents is a financial advisor 2017 2018 % Change Bankers Life 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q Q/Q Total Quarterly Average Producing Agents 4,252 4,291 4,109 4,029 3,999 4,167 4,168 4,177 3.7% Total LTM Average Producing Agents 1 4,404 4,324 4,243 4,171 4,108 4,076 4,091 4,128 -1.0% Quarterly Average Financial Advisors 378 403 428 468 483 499 534 560 19.7% Washington National Total Quarterly Average Producing Agents 670 693 692 690 668 676 710 729 5.6% Total LTM Average Producing Agents 1 680 684 686 687 686 682 686 697 1.5% 1 Prior method of disclosing agent count Producing Agents are agents that have submitted at least one policy in the month Financial advisors are agents who are licensed to sell certain securities brokerage products and services Quarterly average agent and advisor counts represent the average of the last 3 months. Last Twelve Months (LTM) average represents the average of the last 12 months. CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 22

Bankers Life Retained Long-term Care Insurance (As of 12/31/2018) % of Policies by Benefit Period Key LTC Data GAAP Reserves $1.82B Greater than 1yr Statutory Reserves $1.86B 2% and <= 4 Yrs Policies In-Force 185,450 Greater Than 4 Average Attained Age 67 years 39% Yrs but Not Life Avg. Daily Benefit $174 55% <= 1Yr % Policies w/Inflation Rider 27.6% 1 4% Life Average Benefit Period 1.6 years 1 Not including policies with lifetime benefits CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 23

2018 Holding Company Liquidity ($ millions) 4Q18 FY18 Cash and Investments Balance - Beginning $165.9 $396.6 Sources Dividends from Insurance Subsidiaries 114.4 213.9 Dividends from Non-insurance Subsidiaries - 11.0 Management Fees 26.2 108.9 Surplus Debenture Interest 12.3 58.2 Earnings on Corporate Investments 2.3 14.6 Net Intercompany Settlements and Other (4.4) (4.5) Total Sources 150.8 402.1 Uses Contributions to Insurance Subsidiaries - 265.0 Share Repurchases 40.4 100.9 Interest Expense 21.5 44.8 Common Stock Dividends 16.4 64.8 Tax Payments - 26.0 General Expenses & Other 17.7 72.6 Total Uses 96.0 574.1 Mark-to-market Changes in Investment Balances (0.3) (4.2) Cash and Investments Balance - December 31, 2018 $220.4 $220.4 CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 24

Tax Asset Summary ($ millions) Loss Carryforwards Details $685 . Total estimated economic value of NOLs of $354 million @ 10% Life $194 discount rate (~$2.16 on per share basis) . Life NOLs are expected to offset Non-Life $491 80% of life taxable income until fully utilized. Non-life NOLs are expected to offset 100% of non-life Non-Life $190 taxable income and 35% of the remaining life taxable income not Loss Carryforwards (1) Valuation Allowance offset by life NOLs through 2023. 1 Excludes $15 million related to state operating loss carryforwards. CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 25

4Q17 Significant Items The table below summarizes the financial impact of significant items on our 4Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). Three months ended December 31, 2017 Excluding significant Actual results Significant items items Net Operating Income: Bankers Life $ 99.4 $ (10.8) (1) $ 88.6 Washington National 23.7 1.0 (1) 24.7 Colonial Penn 5.9 - 5.9 Long-term care in run-off 10.9 - 10.9 Adjusted EBIT from business segments 139.9 (9.8) 130.1 Corporate Operations, excluding corporate interest expense (3.3) - (3.3) Adjusted EBIT 136.6 (9.8) 126.8 Corporate interest expense (11.7) - (11.7) Operating earnings before tax 124.9 (9.8) 115.1 Tax expense on operating income 39.1 (3.4) 35.7 Net operating income * $ 85.8 $ (6.4) $ 79.4 Net operating income per diluted share* $ 0.51 $ (0.04) $ 0.47 (1) Pre-tax earnings in the Bankers Life and Washington National segments reflect $10.8 million of favorable impacts and $1.0 million of unfavorable impacts, respectively, from our comprehensive annual actuarial review of assumptions. * A non-GAAP measure. See pages 29 and 31 for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 26

1Q18 Significant Items

The table below summarizes the financial impact of significant items on our 1Q18 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended March 31, 2018		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 77.5	$ (0.8) (1)	$ 76.7
Washington National	34.3	-	34.3
Colonial Penn	(1.5)	1.1 (2)	(0.4)
Long-term care in run-off	12.0	(1.5) (3)	10.5
Adjusted EBIT from business segments	122.3	(1.2)	121.1
Corporate Operations, excluding corporate interest expense	(15.5)	-	(15.5)
Adjusted EBIT	106.8	(1.2)	105.6
Corporate interest expense	(11.9)	-	(11.9)
Operating earnings before tax	94.9	(1.2)	93.7
Tax expense on operating income	21.0	(0.3)	20.7
Net operating income *	$ 73.9	$ (0.9)	$ 73.0
Net operating income per diluted share*	$ 0.44	$ (0.01)	$ 0.43

(1) Pre-tax earnings in the Bankers Life segment included the $0.8 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Colonial Penn segment included a $1.1 million out-of-period adjustment which increased reserves on closed block payout annuities.

(3) Pre-tax earnings in the Long-term care in run-off segment included the $1.5 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

* A non-GAAP measure. See pages 29 and 31 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 27

4Q18 Significant Items

The table below summarizes the financial impact of significant items on our 4Q18 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2018		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 78.0	$ 3.1 (1)	$ 81.1
Washington National	31.9	(2.2) (1)	29.7
Colonial Penn	4.8	-	4.8
Long-term care in run-off	0.3	-	0.3
Adjusted EBIT from business segments	115.0	0.9	115.9
Corporate Operations, excluding corporate interest expense	(29.7)	14.4 (2)	(15.3)
Adjusted EBIT	85.3	15.3	100.6
Corporate interest expense	(12.1)	-	(12.1)
Operating earnings before tax	73.2	15.3	88.5
Tax expense on operating income	13.4	0.2	13.6
Net operating income *	$ 59.8	$ 15.1	$ 74.9
Net operating income per diluted share*	$ 0.36	$ 0.09	$ 0.45

(1) Adjustments arising from our comprehensive annual actuarial review of assumptions including $3.1 million of unfavorable impacts in the Bankers Life segment and $2.2 million of favorable impacts in the Washington National segment.

(2) $14.4 million unfavorable impact of current market conditions on the value of investments backing our Company-owned life insurance (COLI) used as a vehicle to fund Bankers Life's agent deferred compensation plan. Changes in the value of COLI investments are not subject to income taxes.

* A non-GAAP measure. See pages 29 and 31 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 28

Quarterly Earnings

($ millions)

	4Q17	1Q18	2Q18	3Q18	4Q18
Bankers Life	$ 99.4	$ 77.5	$ 90.7	$ 94.4	$ 78.0
Washington National	23.7	34.3	25.4	30.3	31.9
Colonial Penn	5.9	(1.5)	5.4	6.1	4.8
Long-term care in run-off	10.9	12.0	8.5	2.1	0.3
Adjusted EBIT from business segments	139.9	122.3	130.0	132.9	115.0
Corporate operations, excluding interest expense	(3.3)	(15.5)	(14.0)	(11.8)	(29.7)
Adjusted EBIT*	136.6	106.8	116.0	121.1	85.3
Corporate interest expense	(11.7)	(11.9)	(11.9)	(12.1)	(12.1)
Operating earnings before taxes	124.9	94.9	104.1	109.0	73.2
Tax expense on period income	39.1	21.0	22.2	21.5	13.4
Net operating income	85.8	73.9	81.9	87.5	59.8
Net realized investment gains (losses) from sales and impairments, net of related amortization	(2.1)	0.5	10.9	37.0	(10.5)
Net change in market value of investments recognized in earnings	0.1	(15.7)	(0.3)	(5.3)	(27.5)
Fair value changes in embedded derivative liabilities, net of related amortization	5.5	25.1	8.3	22.9	(0.8)
Fair value changes related to the agent deferred compensation plan	1.2	-	11.0	-	0.9
Loss related to reinsurance transaction	-	-	-	(704.2)	-
Other	(4.2)	3.3	(4.2)	0.8	1.8
Non-operating income (loss) before taxes	0.5	13.2	25.7	(648.8)	(36.1)
Income tax expense (benefit):					
On non-operating income (loss)	0.1	2.8	5.4	(136.3)	(7.6)
Valuation allowance for deferred tax assets and other tax items	157.1	-	-	104.8	3.0
Net non-operating income (loss)	(156.7)	10.4	20.3	(617.3)	(31.5)
Net income (loss)	$ (70.9)	$ 84.3	$ 102.2	$ (529.8)	$ 28.3

*Management believes that an analysis of earnings before net realized investment gains (losses) from sales and impairments, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses) from sales and impairments; (2) net change in market value of investments recognized in earnings; (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (4) fair value changes related to the agent deferred compensation plan; (5) loss related to reinsurance transaction; (6) charges in the valuation allowance for deferred tax assets and other tax items; and (7) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 29

Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales and impairments, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss related to reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 30

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income(loss) applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	4Q17	1Q18	2Q18	3Q18	4Q18
Net income(loss) applicable to common stock	$ (70.9)	$ 84.3	$ 102.2	$ (529.8)	$ 28.3
Non-operating items:					
Net realized investment (gains) losses from sales and impairments, net of related amortization	2.1	(0.5)	(10.9)	(37.0)	10.5
Net change in market value of investments recognized in earnings	(0.1)	15.7	0.3	5.3	27.5
Fair value changes in embedded derivative liabilities, net of related amortization	(5.5)	(25.1)	(8.3)	(22.9)	0.8
Fair value changes related to the agent deferred compensation plan	(1.2)	-	(11.0)	-	(0.9)
Loss related to reinsurance transaction	-	-	-	704.2	-
Other	4.2	(3.3)	4.2	(0.8)	(1.8)
Non-operating (income) loss before taxes	(0.5)	(13.2)	(25.7)	648.8	36.1
Income tax (expense) benefit:					
On non-operating (income) loss	(0.1)	(2.8)	(5.4)	136.3	7.6
Valuation allowance for deferred tax assets and other tax items	(157.1)	-	-	(104.8)	(3.0)
Net non-operating (income) loss	156.7	(10.4)	(20.3)	617.3	31.5
Net operating income (a non-GAAP financial measure)	$ 85.8	$ 73.9	$ 81.9	$ 87.5	$ 59.8
Per diluted share:					
Net income(loss)	$ (0.42)	$ 0.50	$ 0.61	$ (3.22)	$ 0.17
Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes)	0.01	-	(0.05)	(0.18)	0.05
Net change in market value of investments recognized in earnings (net of taxes)	-	0.07	-	0.03	0.13
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	(0.02)	(0.12)	(0.04)	(0.11)	-
Fair value changes related to the agent deferred compensation plan (net of taxes)	(0.01)	-	(0.05)	-	-
Loss related to reinsurance transaction (net of taxes)	-	-	-	4.01	-
Valuation allowance for deferred tax assets and other tax items	0.94	-	-	-	0.02
Other	0.01	(0.01)	0.02	-	(0.01)
Net operating income (a non-GAAP financial measure)	$ 0.51	$ 0.44	$ 0.49	$ 0.53	$ 0.36

CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 31

Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): 4Q17 (a) 1Q18 2Q18 3Q18 (b) 4Q18 Operating income$ 85.8 $ 73.9 $ 81.9 $ 87.5 $ 59.8 Weighted average shares outstanding for basic earnings per share 167,428 167,060 166,098 164,551 164,118 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units - 2,617 1,880 - 1,772 Weighted average shares outstanding for diluted earnings per share 167,428 169,677 167,978 164,551 165,890 Net operating income per diluted share$ 0.51 $ 0.44 $ 0.49 $ 0.53 $ 0.36 (a) Equivalent common shares of 2,750 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 4Q17. (b) Equivalent common shares of 2,146 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 3Q18. CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 32

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. Management believes this adjustment to the December 31, 2017 non-GAAP measure is useful because it removes the tax effects stranded in accumulated other comprehensive income as a result of accounting rules which require the effects of the Tax Reform Act on deferred tax balances to be recorded in earnings, even if the balance was originally recorded in accumulated other comprehensive income.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	4Q17	1Q18	2Q18	3Q18	4Q18
Total shareholders' equity	$ 4,847.5	$ 4,617.2	$ 4,454.9	$ 3,619.9	$ 3,370.9
Shares outstanding for the period	166,857,931	167,354,255	164,433,085	164,634,365	162,201,692
Book value per share	$ 29.05	$ 27.59	$ 27.09	$ 21.99	$ 20.78
Total shareholders' equity	$ 4,847.5	$ 4,617.2	$ 4,454.9	$ 3,619.9	$ 3,370.9
Less accumulated other comprehensive income	(1,212.1)	(894.3)	(700.2)	(403.5)	(177.7)
Adjusted shareholders' equity excluding AOCI	$ 3,635.4	$ 3,722.9	$ 3,754.7	$ 3,216.4	$ 3,193.2
Shares outstanding for the period	166,857,931	167,354,255	164,433,085	164,634,365	162,201,692
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	2,796,385	2,351,172	1,537,947	2,189,022	1,391,458
Diluted shares outstanding	169,654,316	169,705,427	165,971,032	166,823,387	163,593,150
Book value per diluted share (a non-GAAP financial measure)	$ 21.43	$ 21.94	$ 22.62	$ 19.28	$ 19.52

CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019

33

Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

(Dollars in millions)

	4Q17	1Q18	2Q18	3Q18	4Q18
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 64.6	$ 64.2	$ 64.0	$ 63.7	$ 63.8
Benefit ratio before imputed interest income on reserves	115.4%	116.3%	119.3%	122.5%	117.9%
Interest-adjusted benefit ratio	73.3%	73.9%	76.3%	79.0%	74.7%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 17.3	$ 16.8	$ 15.1	$ 13.4	$ 16.2
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 149.4	$ 151.3	$ 151.8	$ 152.2	$ 156.0
Benefit ratio before imputed interest income on reserves	80.7%	78.3%	80.7%	81.3%	77.7%
Interest-adjusted benefit ratio	56.6%	54.4%	56.6%	56.9%	53.8%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 64.8	$ 69.0	$ 65.8	$ 65.6	$ 72.1

CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 34

Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales and impairments, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 35

Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): Trailing Twelve Months Ended 4Q17 1Q18 2Q18 3Q18 4Q18 Operating income$ 300.9 $ 315.0 $ 318.3 $ 329.1 $ 303.1 Operating income, excluding significant items$ 288.3 $ 299.6 $ 309.0 $ 321.8 $ 317.3 Net Income (loss)$ 175.6 $ 197.6 $ 216.4 $ (414.2) $ (315.0) Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,263.2 $ 3,275.4 $ 3,298.5 $ 3,232.7 $ 3,086.7 Average common shareholders' equity$ 4,733.8 $ 4,780.1 $ 4,740.9 $ 4,542.6 $ 4,200.3 Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 9.2% 9.6% 9.6% 10.2% 9.8% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.8% 9.1% 9.4% 10.0% 10.3% Return on equity 3.7% 4.1% 4.6% -9.1% -7.5% (Continued on next page) CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 36

Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income(loss) (dollars in millions): Net Operating Net Operating Income, income, excluding Net excluding significant income (loss) - Net Operating Significant significant items - trailing Net trailing income items (a) items four quarters income (loss) four quarters 1Q17$ 59.8 $ 1.9 $ 61.7 $ 244.2 $ 62.3 $ 375.0 2Q17 78.6 (6.1) 72.5 255.9 83.4 398.5 3Q17 76.7 (2.0) 74.7 269.7 100.8 480.7 4Q17 85.8 (6.4) 79.4 288.3 (70.9) 175.6 1Q18 73.9 (0.9) 73.0 299.6 84.3 197.6 2Q18 81.9 - 81.9 309.0 102.2 216.4 3Q18 87.5 - 87.5 321.8 (529.8) (414.2) 4Q18 59.8 15.1 74.9 317.3 28.3 (315.0) (a) The significant items have been discussed in prior press releases. (Continued on next page) CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 37

Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income (loss) is as follows (dollars in millions): Twelve Months Ended 4Q17 1Q18 2Q18 3Q18 4Q18 Pretax operating earnings (a non-GAAP financial measure)$ 454.7 $ 456.7 $ 439.7 $ 432.9 $ 381.2 Income tax (expense) benefit (153.8) (141.7) (121.4) (103.8) (78.1) Operating return 300.9 315.0 318.3 329.1 303.1 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization 34.3 30.7 34.7 46.3 37.9 Net change in market value of investments recognized in earnings 15.0 (4.5) (12.8) (21.2) (48.8) Fair value changes in embedded derivative liabilities, net of related amortization (2.5) 27.0 41.2 61.8 55.5 Fair value changes and amendment related to the agent deferred compensation plan (12.2) (12.2) (1.2) 12.2 11.9 Loss on reinsurance transaction - - - (704.2) (704.2) Other (8.8) (5.8) (8.4) (4.3) 1.7 Non-operating income (loss) before taxes 25.8 35.2 53.5 (609.4) (646.0) Income tax expense (benefit): On non-operating income (loss) 9.0 10.5 13.3 (128.0) (135.7) Valuation allowance for deferred tax assets and other tax items 142.1 142.1 142.1 261.9 107.8 Net non-operating income (loss) (125.3) (117.4) (101.9) (743.3) (618.1) Net income (loss)$ 175.6 $ 197.6 $ 216.4 $ (414.2) $ (315.0) (Continued on next page) CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 38

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 1Q16 2Q16 3Q16 4Q16 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 2,975.3 $ 3,010.1 $ 3,010.1 $ 3,209.5 Net operating loss carryforwards 710.8 668.3 628.2 655.0 Accumulated other comprehensive income 540.5 777.8 855.5 622.4 Common shareholders' equity$ 4,226.6 $ 4,456.2 $ 4,493.8 $ 4,486.9 1Q17 2Q17 3Q17 4Q17 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,236.6 $ 3,263.2 $ 3,335.0 $ 3,225.6 Net operating loss carryforwards 640.6 621.6 613.1 409.8 Accumulated other comprehensive income 729.6 894.5 933.6 1,212.1 Common shareholders' equity$ 4,606.8 $ 4,779.3 $ 4,881.7 $ 4,847.5 1Q18 2Q18 3Q18 4Q18 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,318.7 $ 3,366.0 $ 2,705.8 $ 2,687.3 Net operating loss carryforwards 404.2 388.7 510.6 505.9 Accumulated other comprehensive income 894.3 700.2 403.5 177.7 Common shareholders' equity$ 4,617.2 $ 4,454.9 $ 3,619.9 $ 3,370.9 CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 39

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): Trailing Four Quarter Average 4Q17 1Q18 2Q18 3Q18 4Q18 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,263.2 $ 3,275.4 $ 3,298.5 $ 3,232.7 $ 3,086.7 Net operating loss carryforwards 601.9 541.7 483.1 441.1 440.4 Accumulated other comprehensive income 868.7 963.0 959.3 868.8 673.2 Common shareholders' equity$ 4,733.8 $ 4,780.1 $ 4,740.9 $ 4,542.6 $ 4,200.3 CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 40

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows (dollars in millions):

	4Q17	1Q18	2Q18	3Q18	4Q18
Corporate notes payable	$ 914.6	$ 915.1	$ 915.7	$ 916.2	$ 916.8
Total shareholders' equity	4,847.5	4,617.2	4,454.9	3,619.9	3,370.9
Total capital	$ 5,762.1	$ 5,532.3	$ 5,370.6	$ 4,536.1	$ 4,287.7
Corporate debt to capital	15.9%	16.5%	17.1%	20.2%	21.4%
Corporate notes payable	$ 914.6	$ 915.1	$ 915.7	$ 916.2	$ 916.8
Total shareholders' equity	4,847.5	4,617.2	4,454.9	3,619.9	3,370.9
Less accumulated other comprehensive income	(1,212.1)	(894.3)	(700.2)	(403.5)	(177.7)
Total capital	$ 4,550.0	$ 4,638.0	$ 4,670.4	$ 4,132.6	$ 4,110.0
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	20.1%	19.7%	19.6%	22.2%	22.3%

CNO Financial Group | Fourth Quarter 2018 Earnings | February 13, 2019 41